                              AMENDMENT NUMBER TWO

                      ALL*AMERUS SAVINGS & RETIREMENT PLAN

                   FOR EMPLOYEES OF AMERUS LIFE HOLDINGS, INC.


          WHEREAS, AmerUs Life Holdings, Inc., an Iowa corporation, (formerly called American Mutual Life Insurance Company) (the "Company"), has heretofore established and maintains a defined contribution plan for the benefit of certain of its employees and certain employees of its affiliates designated as the "All*AmerUs Savings & Retirement Plan for employees of AmerUs Life Holdings, Inc." (the "Plan"); and

          WHEREAS, the Company desires to amend the Plan in certain respects.

          NOW, THEREFORE, the Plan is hereby amended, effective as of February 3, 1997 (except as otherwise stated), as follows:

1. The name "All*AmerUs Savings & Retirement Plan" is hereby substituted for the name "All*AmerUs Savings & Retirement Plan for Employees of AmerUs Life Holdings, Inc." in each place where the latter name appears in the Plan except in Section 1.01(c) of the Plan.

2. The word "Participant" is substituted for the word "Member" in each place where the latter word appears in the Plan except in Sections T.02, T.19, 10.02, 10.04(a)(1), 10.05, 10.06 and 10.08 of the Plan.

3. Section T.02 is amended by substituting the words "an Employer" for the words "AmerUs Life Holdings, Inc." wherever the latter words appear therein.

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4.   Section T.04 is hereby deleted in its entirety and the remaining sections, as well as applicable cross references, are appropriately renumbered.

5.   Section T.08 is amended to delete the words "Life Holdings, Inc."

6. Section T.09 (as renumbered pursuant to paragraph 4 of this Amendment) is amended in its entirety to read as follows:

          "COMPANY.  AmerUs Life Holdings, Inc., an Iowa corporation."

7. Paragraph (c) of Section T.10 (as renumbered pursuant to paragraph 4 of this Amendment) is revised by inserting the phrase "sign-on bonuses," immediately preceding the phrase "long-term incentives" appearing therein, and by amending the last paragraph thereof to read as follows:

          "Compensation for any Plan Year shall not exceed $150,000, as adjusted for increases in the cost of living by the Secretary of Treasury in accordance with Code section 401(a)(17)(B)."

     The remainder of such paragraph is deleted in its entirety.

8. Article T is amended by inserting the following new Section T.11 immediately after Section T.10 (as renumbered pursuant to paragraph 4 of this Amendment) and the remaining sections, as well as any applicable cross references, are appropriately renumbered:

          "T.11. CORE CONTRIBUTIONS. Contributions made by an Employer pursuant to Section 3.02(a)."

9. The following Sections (as renumbered pursuant to paragraphs 4 and 8 of this Amendment) are hereby amended by substituting the words "an Employer" or "Employer" for the words "the Company" or "Company" in each place where the latter words appear in such Section: T.12, T.13, T.20, T.25, T.32, 2.03, 3.02, 3.05, 3.06, 5.01, the last


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

     sentence of Section 5.06(a), the third sentence of Section 5.06(b)(2), 6.01, 6.09, 7.02, 8.02, 9.02, 12.04, 15.01.

10. Paragraph (c) of Section T.13 is amended by deleting the words "business unit" and inserting the words "an Affiliated Company" in lieu thereof.

11.  Section T.16 is amended in its entirety to read as follows:

          "EMPLOYEE. An individual whose relationship with an Employer is, under the common law of ERISA, that of an employee."

12. Article T is amended by inserting the following new Section T.17 immediately after Section T.16 (as renumbered pursuant to paragraphs 4 and 8 of this Amendment) and the remaining Sections and any applicable cross references are appropriately renumbered:

          "T.17 EMPLOYER. The Company, any Affiliated Company which, with the Board's approval, adopts the Plan pursuant to Section 14.01, or any organization that is not an Affiliated Company with respect to the Company which adopts the Plan in accordance with Section 14.03."

13. Effective January 1, 1997, Section T.19 (as renumbered pursuant to paragraphs 4, 8 and 12 of this Amendment) is amended in its entirety to read as follows:

          "T.19 HIGHLY COMPENSATED. An Employee is Highly Compensated for a Plan Year if such Employee:

     (a) is a 5%-owner (as defined in Section 416(i)(1) of the Code) of an Employer or an Affiliated Company at any time during the Plan Year or the preceding Plan Year; or

     (b) is paid Compensation by an Employer or an Affiliated Company for the preceding Plan Year in excess of $80,000 (as adjusted for increases in the cost of living in accordance with Section 414(q)(1)(B)(ii) of the
          Code). If the Committee so elects for a Plan Year, the Employees taken into account under this paragraph (b) shall be limited to those Employees who were members of the top-paid group (as defined in Code
          Section 414(q)(3)) for the preceding Plan Year."

14. Paragraph (a) of Section T.20 (as renumbered pursuant to paragraphs 4, 8 and 12 of this Amendment) is revised by substituting the words "an Employee" for "he" where the latter appears therein, and by adding the word "; and" to the end of paragraph (3) and by adding the following paragraph immediately thereafter:

          "(4) normally scheduled to work during a period when the Employee is absent from employment with an Employer for voluntary or involuntary military service with the armed forces of the United States, provided that such Employee returns to work within 90 days after his discharge date or within which such longer period of time as may be prescribed by USERRA."


15. Section T.20 (as renumbered pursuant to paragraphs 4, 8 and 12 of this Amendment) (defining Intern) is deleted in its entirety.

16. The last sentence of Section T.28 (as renumbered pursuant to paragraphs 4, 8 and 12 of this Amendment) is hereby deleted in its entirety.

17. Section T.32 (as renumbered pursuant to paragraphs 4, 8 and 12 of this Amendment) is amended by deleting the phrase "a business unit of."

18. Section T.36 (as renumbered pursuant to paragraphs 4, 8 and 12 of this Amendment) is amended in its entirety to read as follows:

          "T.36 TRUST AGREEMENT. An agreement entered into by the Company and one or more Trustees to govern the Trust Fund, which agreement may provide for holding funds under any other plan maintained by an Employer or an Affiliated Company."

19. Section T.38 (as renumbered pursuant to paragraphs 4, 8 and 12 of this Amendment) is amended in its entirety to read as follows:

          "T.38 TRUSTEE. The person, corporation, association or a combination of them who shall act as trustee of the Trust Fund and any successors and substitutes."

20. Section 1.01 is amended by adding at the end of the second paragraph the phrase "and the subsequent merger, effective February 3, 1997, of plan (2) into plan (1)," and by adding at the end of such Section, the following phrase: "SURVIVING PLAN. All*AmerUs Savings & Retirement Plan, EIN 42-1459712, PN 102".

21. Section 1.03 is deleted in its entirety and the remaining section is appropriately renumbered.

22.  Section 2.01 is amended in its entirety to read as follows:

          "2.01 EMPLOYEES ELIGIBLE TO PARTICIPATE. Every Eligible Employee is eligible to participate in the Plan. For purposes of this Plan, an Eligible Employee is an Employee, excluding:

                    (a) Any Employee, the terms of whose employment are subject to a collective bargaining agreement, unless the collective bargaining agreement specifically provides for participation in this Plan;

                    (b)  A nonresident alien;

                    (c) A leased employee within the meaning of Code section 414(n);

                    (d) A seasonal or part-time Employee or an intern who is scheduled to work fewer than 20 hours per week, unless such Employee has earned 1,000 Hours of Service during (1) the one-year period which commences on his Date of Employment, or (2) any Plan Year subsequent to the Employee's Date of Employment; or

                    (e) An individual who performs services for an Employer pursuant to an agreement (written or oral) that classifies such individual as an independent contractor or as an employee of another entity or that otherwise contains a waiver of participation in this Plan, regardless of such individual's employment status under common law."

23.  Section 2.05 is amended in its entirety to read as follows:

          "2.05 LEASED EMPLOYEES.   If an individual who performed services as a
          leased employee (within the meaning of section 414(n)(2) of the Code) of an Employer or an Affiliated Company becomes an Employee, or if an Employee becomes such a leased employee, then any period during which such services were so performed shall be taken into account solely for the purposes of determining whether and when such individual is eligible to participate in the Plan under this Article 2 and measuring such individual's Period of Service to the same extent it would have been had such service been as an Employee. This Section shall not apply to any period of service during which such a leased employee was covered by a plan described in section 414(n)(5) of the Code."

24. Paragraphs (a), (b), (c) and (d) of Section 3.02 are amended to read as follows:

          "3.02 EMPLOYER CONTRIBUTIONS."

                    (a) Core Contributions. Each Plan Year each Employer shall contribute, on behalf of each of its Employees who are Qualified Participants (as such term is defined in paragraph (e) hereof), 4% of such Qualified Participant's Compensation as of the end of the Plan Year.

                    (b) Matching Contributions.

                         (1) Each Employer shall contribute, on behalf of each of its Employees who is a Participant, a Matching Contribution equal to 125% of such Participant's Pretax Contributions, to the extent the Participant's Pretax Contributions do not exceed 4% of Compensation.

                         (2) Matching Contributions shall be made each pay period to the Matching Account of each Participant who has made Pretax Contributions during the pay period.

                    (c) Profit-Sharing Contributions.  Each Employer may elect to make a Profit-Sharing Contribution to be allocated among its Qualified Participants in such amount as its board of directors may determine.

                    (d) Interim Benefit Supplement.  Each Plan Year, each
               Employer shall contribute, on behalf of each Qualified Participant who was an active participant (as of December 31, 1995) in a defined benefit plan described in Appendix B, an amount equal to the Supplemental Percentage multiplied by the Participant's Compensation. The Interim Benefit Supplement payable to any Participant's Supplemental Account during the Plan Year shall be reduced by the Profit-Sharing Contribution (if any) which is allocable to that Participant's Profit-Sharing Account for the Plan Year. This contribution shall be made as of the end of each Plan Year.

25. The first sentence of Section 3.06(a) is amended in its entirety to read as follows:

          "(a) The maximum Pretax Contribution a Participant may make in a calendar year (when combined with any other such contributions made to any other plan containing a cash or deferred arrangement sponsored by an Employer or Affiliated Company) is specified in Code section 402(g)(1)."

26. Effective January 1, 1997, Section 3.06(b) is amended in its entirety to read as follows:

     "(b)    As of the end of a Plan Year (or more frequently, if determined by the Committee), the Committee shall determine if the limitations imposed by this Article 3 are sufficient or if contributions must be forfeited, distributed, or allocated to a suspense account, in the order provided below:

               (1) First, the Committee shall determine if Pretax Contributions in excess of the Code section 402(g)(1) limit have been made to the Plan. If so, the excess deferral shall be returned to the Participant who made it. The Committee shall endeavor to make a correcting distribution by the April 15 following the year in which such excess deferral was made.

               (2) Second, the Committee shall determine whether the actual deferral percentage ("ADP") test set forth in Treas. Reg. section 1.401(k)- 1(b) (the "ADP Test") has been met for the Plan Year. If not, the Committee shall reduce the Pretax Contributions made on behalf of Highly Compensated Participants, beginning with such Participant with the highest amount of Pretax Contributions for such Plan Year until such contributions equal the greater of (i) the largest amount such that the ADP Test shall be satisfied and (ii) the next highest amount of Pretax Contributions made for such Plan Year by any other Highly Compensated Participant. If further reductions are necessary, then such Pretax Contributions made on behalf of each Highly Compensated Participant with the highest amount of Pretax Contributions for such Plan Year (determined after the reduction described in the preceding sentence) shall be reduced in accordance with the preceding sentence. Such reductions shall continue to be made until the ADP Test is satisfied.

               (3) Third, the Committee shall determine whether the actual contribution percentage ("ACP") test in Reg. section 1.401(m)-1(b) (the "ACP Test") has been met for the Plan Year. If not, the Committee shall reduce the Matching Contributions made on behalf of Highly Compensated Participants, beginning with such

     Participant with the highest amount of Matching Contributions for such Plan Year until such contributions equal the greater of (i) the largest amount such that the ACP Test shall be satisfied and (ii) the next highest amount of Matching Contributions made for such Plan Year on behalf of any other Highly Compensated Participant. If further reductions are necessary, then Matching Contributions made on behalf of each Highly Compensated Participant with the highest amount of Matching Contributions for such Plan Year (determined after the reduction described in the preceding sentence) shall be reduced in accordance with the preceding sentence. Such reductions shall continue to be made until the ACP Test is satisfied.

               (4) Fourth, the Committee shall determine whether the multiple use test ("MUT") in Reg. section 1.401(m)-2(b) is met for the Plan Year. If not, the Committee shall reduce the actual contribution percentage for Highly Compensated Participants, in accordance with Section 3.06(b)(4).

               (5) Fifth, the Committee shall determine whether contributions to the Plan have been made which exceed the limitations of Code sections 415(c) and (e). The Committee shall use W-2 compensation (as defined in Reg. section 1.415-2(d)(11)(i)) in making this determination. If, as a result of the allocation of forfeitures, a reasonable error in determining the Participant's W-2 compensation, or a reasonable error in determining the Participant's maximum Pretax Contributions, the annual addition to a Participant's Account exceeds the maximum permitted, such excess annual addition shall be distributed from the Participant's Pretax Account.

               (6) Sixth, any Matching Contribution made on behalf of a Participant, based on a Pretax Contribution returned to the Participant and not distributed or forfeited in accordance with Section 3.06(b)(4), shall be forfeited and applied to reduce Employer contributions under the Plan.

     The Committee shall distribute any excess Pretax Contributions to each Participant. The Committee shall also distribute to each vested Participant the portion of the reductions applicable to the excess Matching Contributions related thereto. Any excess Matching Contributions made on behalf of non-vested Participants shall be forfeited. All distributions to Participants pursuant to this paragraph (b) shall be adjusted for any earnings, gains or losses allocable to such amounts and shall be made no later than the last day of the subsequent Plan Year for which such adjustment is made. The amount of reductions distributed to a Participant pursuant to subsection (3) shall be reduced by any Pretax Contributions previously distributed to such Participant pursuant to paragraph (1) in order to comply with the limitations of Section 402(g) of the Code. The unadjusted amount of any reductions so distributed shall be treated as an annual addition for purposes of paragraph (2).

27.  Section 3.07 is amended to read as follows:

          "3.07. REEMPLOYMENT OF VETERANS. The provisions of this Section shall apply in the case of the reemployment by an Employer of an Eligible Employee, within the period prescribed by USERRA, after the Employee's completion of a period of qualified military service (as defined in Code Section 414(u)(5)). The provisions of this Section are intended to comply with the requirements of USERRA and Section 414(u) of the Code, and shall be interpreted in accordance with such intent.

                    (a) MAKE UP OF CORE CONTRIBUTIONS, PROFIT SHARING CONTRIBUTIONS AND INTERIM BENEFIT SUPPLEMENT. Such Employee shall receive the Core and Profit Sharing Contributions and the Interim Benefit Supplement, if any, which the Employee would have received if the Employee had continued in employment with his Employer during such period of qualified military service. Such Employee shall be deemed to have earned "Compensation" from his Employer during such period of qualified military service for this purpose in the amount prescribed by Code Sections 414(u)(2)(B) and 414(u)(7).


                    (b) MAKE UP OF PRETAX CONTRIBUTIONS. Such Employee shall have the right to make contributions under the Plan ("Make Up Deferrals"), in addition to any Pretax Contributions which the Employee elects to have made under the Plan pursuant to Section
               3.01. From time to time while employed by an Employer, such Employee may elect to make such Make Up Deferrals during the period beginning on the date of such Employee's reemployment and ending on the earlier of:

                         (i) the end of the period equal to the product of three and such Employee's period of qualified military service, and

                         (ii) the fifth anniversary of the date of such reemployment.

               Such Employee shall not be permitted to contribute Make Up Deferrals to the Plan in excess of the amount which the Employee could have elected to have made under the Plan in the form of Pretax Contributions if the Employee had continued in employment with his Employer during such period of qualified military service. Such Employee shall be deemed to have earned "Compensation" from his Employer during such period of qualified military service for this purpose in the amount prescribed by Code Sections 414(u)(2)(B) and 414(u)(7). The manner in which an Eligible Employee may elect to Make Up Deferrals pursuant to this subsection (b) shall be prescribed by the Committee.

                    (c) MAKE UP OF MATCHING CONTRIBUTIONS. An Eligible Employee who makes Make Up Deferrals as described in subsection
               (b) shall be entitled to an allocation of matching contributions ("Make Up Matching Contributions") in an amount equal to the amount of Matching Contributions which would have been allocated to the Account of such Eligible Employee under the Plan if such Make Up Deferrals had been made in the form of Pretax Contributions during the period of such Employee's qualified military service (as determined pursuant to Code Section 414(u)). The amounts necessary to make such allocation of Make Up Matching Contributions shall be derived from Forfeitures not yet applied towards Matching Contributions for the Plan Year in which the Make Up Deferrals are made, and if such Forfeitures are not sufficient for this purpose, then the Eligible Employee's Employer shall make a special contribution which shall be utilized solely for purposes of such allocation.

          Any contributions made by an Eligible Employee or an Employer pursuant to this Section on account of a period of qualified military service in a prior Plan Year shall not be subject to the limitations prescribed by Sections 3.04 and 3.06 of the Plan (relating to Sections 402(g) and 415 of the Code) for the Plan Year in which such contributions are made. The Plan shall not be treated as failing to satisfy the nondiscrimination rules of Section 3.06 of the Plan (relating to Sections 401(k)(3) and 401(m) of the Code) for any Plan Year solely on account of any make up contributions made by an Eligible Employee or an Employer pursuant to this Section."

28. The word "Core" shall be substituted for the word "Basic" in each place where the latter appears in the Plan.


29.  The third paragraph of Section 5.01 is hereby amended to read as follows:

          "A Participant's contributions and existing Account may be allocated among the various Investment Options in any proportion, so long as whole percentages are used; provided, however, that no more than 50% of a Participant's Account balance shall be invested in Company Stock.";

     and the fourth paragraph of such Section is amended by deleting the phrase "forfeit his right to future Company contributions and".

30. The first sentence of Section 6.01 is amended by deleting the phrase "the Company and" and inserting the phrase "an Employer or one of" in lieu thereof.

31. The third paragraph of Section 6.02 is amended by substituting the name "AmerUs Life Insurance Company" for the name "AmerUs Life Holdings, Inc." where the latter appears therein.

32. Effective January 1, 1997, the first paragraph of Section 6.04(b) is amended to read as follows:

               "Notwithstanding any provision of this Plan to the contrary, if a Participant is a 5%-owner (as defined in section 416(i)(1)(B)(i) of the Code) at any time during the calendar year in which such Participant attains age 70 1/2, he shall receive a minimum distribution on that April 1, and shall receive a minimum distribution on each subsequent December 31, until he terminates employment. After termination of employment, the remainder of the Participant's Account shall be paid in accordance with Section 6.04(a)."

33. Section 6.05(a) is amended by deleting the phrase ", if he has elected a life annuity as described in Section 6.03(e)".

34. Subsection (3) of Section 6.06(a) is revised by inserting the words "Employer or" immediately preceding the words "Affiliated Company" therein.

35. The words "Interim Benefit Supplements" shall be substituted for the words "Supplemental Contributions" in each place where the latter appears in the Plan.

36. Section 8.06 is amended by inserting the following sentence at the end thereof:

          "Furthermore, loan repayments under this Plan may be suspended with respect to a Participant in military service to the extent required by USERRA and in accordance with Section 414(u) of the Code."

37. Section 9.02(a)(5) is amended by inserting the words "employment with" immediately following the words "and he returns to" therein.

38.  The first sentence of Section 10.07 is hereby amended to read as follows:

          "The expenses of administering the Plan and the compensation of all employees, agents, counsel, or advisors of the Committee, including the Trustee's fees, shall be paid from the Trust Fund to the extent such expenses are not paid by the Company. In determining whether to pay Plan expenses, the Company acts in a corporate and not a fiduciary capacity."


39. Section 10.08 is amended by deleting the phrase "The Company agrees" and inserting the phrase "The Employers joint and severally agree" in lieu thereof.

40. The last sentence of Section 11.02 is amended in its entirety to read as follows:

          "Distributions of Pretax Accounts to a Participant employed by any Employer shall commence only if a successor defined contribution plan, as defined in Reg. section 1.401(k)-1(d)(3), has not been established by such Employer."

41. Article 11 and Sections 12.01 and 15.05 are amended by substituting the words "the Company" for the phrase "AmerUs Life Holdings, Inc." wherever the latter appears therein.

42. Section 12.02 is amended by inserting the word "individuals" immediately following the phrase "One or more" therein.

43. Paragraphs (a), (b) and (c) of Section 12.04 are hereby revised to read as follows:

          "12.04 REFUND OF CERTAIN EMPLOYER CONTRIBUTIONS. Notwithstanding anything to the contrary:

                    (a) Any contribution made to the Plan by the Employers due to a mistake of fact shall be returned to such Employer as soon as practicably possible following discovery of the mistake, but not later than one year after the payment of the contribution;

                    (b) All contributions made to the Plan by the Employers are conditioned upon initial qualification of the Plan under the Code and, if the Plan receives an adverse determination with respect to its initial qualification, then all contributions shall be returned to the appropriate Employer within one year after such determination, but only if application for the determination is made by the time prescribed by law for filing the Company's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe; and

                    (c) Each contribution made to the Plan by the Employers is conditioned upon the deductibility of the contribution under section 404 of the Code and, to the extent the deduction is disallowed, the contribution shall be returned to the appropriate Employer (to the extent disallowed), as soon as practicably possible following disallowance of the deduction, but not later than one year after disallowance."

44.  The last sentence of Section 12.04 is revised to read as follows:

          "In the case of a reversion as described in Section 12.04(b), the entire assets of the Plan attributable to Employer Contributions shall be returned to the appropriate Employer."

45. The following new Article 14 is inserted and the remaining Article and Sections (and any applicable cross references) are appropriately renumbered:

          "ARTICLE 14:  ADOPTION AND WITHDRAWAL FROM PLAN

          14.01 PROCEDURE FOR ADOPTION. Any Employer and certain unrelated companies (as provided in Section 14.03) may adopt the Plan for the benefit of their Employees as of a date specified. No such adoption shall be effective until such adoption has been approved by the Committee. Notwithstanding any term or provision of the Plan to the contrary (including, but not limited to, terms and conditions concerning Service, Compensation and amount of retirement benefits), the terms and provisions as may be imposed with respect to such Employer and its Employees in an applicable supplement or appendix to the Plan shall govern. Any Employer who adopts the Plan in accordance with this Section or Section 14.03 agrees to be bound by all the terms, provisions, conditions and limitations of the Plan and the accompanying Trust Agreement which are pertinent to any entity defined as an "Employer" in the Plan with respect to its Eligible Employees under the Plan. Such Employer further agrees that the Committee shall act for the Employer and its Eligible Employees under the provisions of the Plan. Such Employer further agrees to furnish from time to time such information with reference to its Eligible Employees as may be required by the Committee.

          14.02 PROCEDURE FOR WITHDRAWAL. Any Employer (other than the Company) may, subject to such conditions as may be imposed by the Company, terminate its adoption of the Plan. Upon discontinuance of an Employer's participation in the Plan, the Trustee shall cause a determination to be made of the equitable part of the Plan assets held on account of Participants of the withdrawing Employer and their Beneficiaries. The Committee shall direct the Trustee to transfer assets representing such equitable part to a separate fund for the plan of the withdrawing Employer. Such withdrawing Employer may thereafter exercise, in respect of such separate fund, all the rights and powers reserved to the Company with respect to Plan assets. The plan of the withdrawing Employer shall, until amended by the withdrawing Employer, continue with the same terms as the Plan herein, except that with respect to the separate plan of the withdrawing Employer the words "Employer," "Employers," and "Company" shall thereafter be considered to refer only to the withdrawing Employer. Any discontinuance of participation by an Employer shall be effected in such manner that each Participant or Beneficiary would (if the Plan and the plan of the withdrawing Employer then terminated) receive a benefit immediately after such discontinuance of participation which is equal to or greater than the benefit he or she would have been entitled to receive immediately before such discontinuance of participation if the Plan had then terminated. No transfer of assets pursuant to this section shall be effected until such statements with respect thereto, if any, required by ERISA to be filed in advance thereof have been filed.

          14.03 ADOPTION OF PLAN BY UNRELATED EMPLOYERS. The Company may authorize companies that are not Affiliated Companies with respect to the Company to adopt the Plan. Such authorization may extend to an individual company or to a group of related companies. Any such company that is authorized to adopt the Plan for the benefit of its employees shall do so in accordance with Section 14.1. For purposes of such adoption and for purposes of its participation in the Plan, any such company shall be deemed to be an "Employer" hereunder and shall be subject to all terms of the Plan applicable to an Employer."

46.  The previous Appendices A-D are replaced by Appendices
     A-I attached hereto.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized Officers on this 25th day of August, 1997.





                               AMERUS LIFE HOLDINGS, INC.



                              By:   /S/  Victor N. Daley
                                   ----------------------------------------
                                   Victor N. Daley

                              Title:   AmerUs Benefit and Pension Committee





ATTEST:


By:   /s/  Joseph K. Haggerty
   --------------------------
Title:  Senior Vice President
         and General Counsel

                      ALL*AMERUS SAVINGS & RETIREMENT PLAN

                         APPENDIX A:  ADOPTING COMPANIES


 1.  AmerUs Life Holdings, Inc.

 2.  AmerUs Life Insurance Company

 3.  AmerUs Group, Co.

 4.  AmerUs Bank

 5.  AmerUs Mortgage, Inc.

 6.  AmerUs Investment Services

 7.  AmerUs Insurance, Inc.

 8.  Iowa Realty, Inc.

 9.  IMO Co., Inc. d/b/a Carol Jones, Realtors

10.  Midland Escrow Services, Inc.

11.  First Realty, Ltd.

12.  Edina Realty Mortgage, formerly known as First Edina Mortgage L.L.C.

13.  AmerUs Properties

14.  Iowa Realty Commercial

15.  Iowa Title

                      ALL*AMERUS SAVINGS & RETIREMENT PLAN

               APPENDIX B:  CALCULATION OF SUPPLEMENTAL PERCENTAGE


     Each Participant who was an active participant in the American Mutual Life Insurance Company Pension Plan, as amended and restated effective December 31, 1995, (the "DB Plan") on December 31, 1995, may receive an Interim Benefit Supplement. A Participant's annual Interim Benefit Supplement is the product of the Participant's Supplemental Percentage as determined below and the Participant's Compensation as determined in this Plan.

     The actuarial assumptions for determining the Supplemental Percentage are as follows:

     (a)  Compensation is projected using a 4.5% salary scale;

     (b)  The taxable wage base is assumed to increase 4.0% per year;

     (c) The Participant's accounts in any defined contribution plan are assumed to accrue 8.0% interest per year;

     (d) Conversion of a DC Plan account balance at age 65 to an annual benefit is accomplished by using the 1983 GAM mortality table (50% male/50% female) and 8% interest; and

     (e) Conversion of a DB Plan benefit to a single sum is accomplished using the 1983 GAM mortality table (50% male/50% female), and the annual interest rate on 30-year Treasury securities for August 1995 (6.86%).

     The procedure for determining the Supplemental Percentage is as follows:

     FIRST STEP. The first step is to determine the retirement benefit that a Participant would have received had the DB Plan (and any nonqualified plan of deferred compensation) covering that Participant not been frozen on December 31, 1995, and had the American Mutual and Central Life defined contribution plans which covered that Participant on December 31, 1995 ("DC Plans") remained in effect. This calculation is made as follows:

     (a)  The Participant's Compensation at age 64 is projected;

     (b) The amount of annual retirement income the Participant would have received as a life annuity beginning at age 65 from the DB Plan, the DC Plans, and nonqualified plans of deferred compensation covering the Participant is determined by assuming the Participant remained covered under those plans until age 65, and assuming further that the provisions of such plans remained unchanged until the Participant's 65th birthday. For this purpose, it is assumed that a Participant covered under the American Mutual Plans described in Appendix D would receive a Company contribution equal to 4.5% of Compensation for each Plan Year until the Participant's 65th birthday, and Participants covered under the Central Life Plans described in Appendix C would receive an Employer contribution equal to 3.0% of Compensation until the Participant's 65th birthday.

     (c)  The result in (b) is divided by the result in (a).

     SECOND STEP. The second step is to determine the retirement benefit that a Participant would receive under this Plan, the frozen DB Plan which covered him and any nonqualified plan of deferred compensation, if there were no Interim Benefit Supplement. This calculation is made as follows:

     (a) The amount of annual retirement income the Participant would have received as a life annuity beginning at age 65 is determined, assuming that he received Employer contributions equal to 9.0% of Compensation to his Accounts under this Plan beginning on January 1, 1996, and ending on the Participant's 65th birthday.

     (b) The amount of annual retirement income the Participant would have received from a life annuity beginning at age 65 is determined, assuming that he had transferred the single-sum value of his accrued benefit under the DB Plan to this Plan, transferred any "defined benefit" nonqualified plan balance to a nonqualified defined contribution plan and had not made withdrawals from the account holding such transferred amount.

     (c) The sum of (a) and (b) is divided by the Participant's projected Compensation at age 64.

     THIRD STEP. The third step is to determine the Supplemental Percentage. This calculation is performed as follows:

     (a) The result of the Second Step is subtracted from the First Step. If the result is 0 or less, the Supplemental Percentage is 0.

     (b) If (a) is greater than 0, the percentage of age 64 Compensation that is provided by a 1% Supplemental Percentage is determined.

     (c)  Divide (a) by (b).  This is the Supplemental Percentage.

                      ALL*AMERUS SAVINGS & RETIREMENT PLAN

                         APPENDIX C:  CENTRAL LIFE PLAN


C.01 BACKGROUND. Prior to January 1, 1996, certain Plan Participants were covered by the American Mutual Life Insurance Company Flexible Savings Plan ("Central Life Plan"). The accounts Participants had under the Central Life Plan have been transferred to this Plan. This Appendix contains special rules that apply to Participants who were participants in the Central Life Plan.

C.02 SERVICE. Years of service credited under the Central Life Plan as of December 31, 1995, shall be credited under this Plan.

C.03 ACCOUNTS. Accounts transferred from the Central Life Plan shall be administered under this Plan as follows:

     (a) A Participant's Central Life Plan Salary Reduction Account shall be treated in the same manner as a Pretax Account;

     (b) A Participant's Central Life Plan Matching Account shall be treated in the same manner as a Matching Account;

     (c) A Participant's Central Life Plan Profit-Sharing Account shall be treated in the same manner as a Profit-Sharing Account; and

     (d) A Participant's Central Life Plan Rollover Account shall be treated in the same manner as a Rollover Account.

C.04 INVESTMENT OPTIONS. Funds invested in the options available under the Central Life Plan may remain invested in those options. However, any change in investments is restricted to those options available under the Plan.

                      ALL*AMERUS SAVINGS & RETIREMENT PLAN

                       APPENDIX D:  AMERICAN MUTUAL PLANS


D.01 BACKGROUND. Prior to January 1, 1996, certain Plan Participants were covered by the American Mutual Life Insurance Company Employee's Savings Plus Plan and the American Mutual Life Insurance Company Employee's Progress Sharing Plan ("American Mutual Plans"). The accounts Participants had under the American Mutual Plans have been transferred to this Plan. This Appendix contains special rules that apply to Participants who were participants in the American Mutual Plans.

D.02 SERVICE. Periods of employment which constitute years of Service under the American Mutual Plans shall be credited under this Plan. However, there shall be no double service credit for any single period of employment.

D.03 ACCOUNTS. Accounts transferred from the American Mutual Plans shall be administered under this Plan as follows:

     (a) A Participant's Employer Contribution Account under the Savings Plus Plan shall be treated in the same manner as a Pretax Account;

     (b) A Participant's Employer Contribution Account under the Progress Sharing Plan shall be treated in the same manner as a Profit-Sharing Account;

     (c) A Participant's Employee Rollover Contribution Account under the Savings Plus Plan shall be treated in the same manner as a Rollover Account.

     (d) A Participant's Employee After-Tax Account under the Savings Plus Plan shall be maintained as a separate subaccount under this Plan. A Participant always shall be 100% vested in that subaccount, and may make withdrawals from this subaccount at any time. However, a Participant shall not be permitted to repay amounts withdrawn from the subaccount.

D.04 INVESTMENT OPTIONS.    Funds invested in the options available under the
American Mutual Plans may remain invested in those options. However, any change in investments is restricted to those options available under the Plan.

                      ALL*AMERUS SAVINGS & RETIREMENT PLAN

                         APPENDIX E:  IOWA REALTY PLANS


E.01 BACKGROUND. Prior to January 1, 1996, some Plan Participants were covered by the Iowa Realty Company, Inc. Profit Sharing Plan, the Iowa Realty Company, Inc. Money Purchase Pension Plan, and the Iowa Realty Co., Inc. Employee's 401(k) Savings Plan ("Iowa Realty Plans"). Participants' accounts under the Iowa Realty Plans ("Iowa Realty Accounts") have been transferred to this Plan. This Appendix contains special rules that apply to Participants who were participants in the Iowa Realty Plans. Section references are to this Plan.

E.02 ACCOUNTS. Iowa Realty Accounts shall be administered as follows, except as otherwise provided in this Appendix E:

 (a) A Participant's Elective Deferral Contribution Account under the Iowa Realty 401(k) Plan shall be treated like a Pretax Account (under this Plan);

 (b) A Participant's Discretionary Contribution Account under the Iowa Realty Profit Sharing Plan shall be treated like a Profit-Sharing Account;

 (c) A Participant's Rollover Contribution Accounts under the Iowa Realty 401(k) and Profit Sharing Plans shall be treated like a Rollover Account; and

 (d) A Participant's Account under the Iowa Realty Money Purchase Pension Plan shall be maintained as a separate subaccount ("Pension Account") under this Plan. The following rules shall apply to this Pension Account:

        (1) No distributions may be made from the Pension Account before a Participant's termination of employment or death, unless distributions are required under Section 6.04(b); and

        (2) Distribution of the Participant's Pension Account after his death shall be made in the form described in Section 6.05(a), even if the Participant had not elected a life annuity described in Section 6.03(e).

E.03 INVESTMENT SELECTIONS. Accounts from the Iowa Realty Plans may remain invested as before. However, any change is restricted to Investment Options available under this Plan.

E.04 ADDITIONAL FORMS OF BENEFIT. A Participant may designate that his Iowa Realty Accounts shall be payable in any of the forms described in Section 6.02, or in one of the following: single life annuities of five, ten, or fifteen years; survivorship life annuities with installment refund and survivor percentages of 50, 66-2/3, or 100; fixed period annuities for any period of whole months which is not less than 60 and does not exceed the life expectancy of the Participant and his Beneficiary.

 The annuity provider shall be selected by the Participant as provided in
Section 6.02.

 Elections under this Section E.04 shall require spousal consent.

E.05 REPAYMENT OF DISTRIBUTIONS. Notwithstanding Section 6.09, a Participant described in Section E.01, who has forfeited a portion of his Employer-derived Account and returns to the employ of an Employer (or Affiliated Company), shall have his Employer-derived Account balance restored no later than:

 (a)    The date specified in Section 6.09; or

 (b)    The close of the Break Period specified in Section E.07(b).

E.06 VESTING. Any Employee who was previously covered under the Iowa Realty Profit Sharing Plan or the Iowa Realty Money Purchase Plan or both on December 31, 1995 will become fully vested on January 1, 1996 in the balance of his or her Account attributable to participation in either the Iowa Realty Profit Sharing Plan or the Iowa Realty Money Purchase Plan.

E.07 YEARS OF SERVICE. Periods of employment which constitute years of Service under the Iowa Realty Plans shall be credited under this Plan for all purposes. However, there shall be no duplicate service credit for any single period of employment.

 For purposes of Section E.06, the following rules shall apply, notwithstanding anything in Article 9 or Article T to the contrary:

 (a) A Participant shall receive credit for a "Year of Service", if he earns 1,000 Hours of Service during a Plan Year. If the Participant fails to earn the requisite Hours of Service, he shall receive no service credit for employment during that Plan Year.

 (b) If a Participant returns to the employ of an Employer (or an Affiliated Company) after a Break Period:

        (1) Years of Service earned prior to the break will be ignored, unless the Participant was vested in some portion of his Employer-derived Account; and

        (2) Years of Service earned after the break will be ignored for purposes of determining the vested portion of his pre-break, Employer-derived Account.

 "Break Period" means a period of five consecutive Plan Years in each of which the Participant fails to earn more than 500 Hours of Service.

 (c) For purposes of determining when a Break Period begins, Hours of Service shall include hours a Participant would have earned if he had not been absent on account of a maternity or paternity leave described in Section T.13(d). The Hours of Service shall be credited to the Plan Year in which the leave begins, if the Break Period would begin in that Plan Year. Otherwise, the Hours of Service shall be credited to the following Plan Year.

                      ALL*AMERUS SAVINGS & RETIREMENT PLAN

                         APPENDIX F:  FIRST REALTY PLAN


F.01 BACKGROUND. Prior to January 1, 1996, some Plan Participants were covered by the First Realty, Ltd. Select Savings Plan ("First Realty Plan"). The accounts Participants had under the First Realty Plan have been transferred to this Plan. This Appendix contains special rules that apply to Participants who were participants in the First Realty Plan. Section references are to this Plan.

F.02 ACCOUNTS. Accounts from the First Realty Plan shall be administered as follows:

 (a) A Participant's Elective Deferral Contribution Account under the First Realty Plan shall be treated like a Pretax Account (under this Plan);

 (b) A Participant's Matching Contribution Account under the First Realty Plan shall be treated like a Matching Account;

 (c) A Participant's Discretionary Contribution Account under the First Realty Plan shall be treated like a Profit-Sharing Account; and

 (d) A Participant's Voluntary Contribution Account under the First Realty Plan shall be maintained as a separate subaccount under this Plan. A Participant shall be fully vested in that subaccount and may make withdrawals at any time. However, a Participant shall not be permitted to repay amounts withdrawn from that subaccount.

F.03 INVESTMENT SELECTIONS. Accounts from the First Realty Plan may remain invested as before. However, any change is restricted to Investment Options available under this Plan.

F.04 REPAYMENT OF DISTRIBUTIONS. Notwithstanding Section 6.09, a Participant described in Section F.05 who has forfeited a portion of his Employer-derived Account and returns to the employ of an Employer (or Affiliated Company), shall have his Employer-derived Account balance restored no later than:

 (a)    The date specified in Section 6.09; or

 (b)    The close of the Break Period specified in Section F.06(b).

F.05 VESTING. Notwithstanding Section 9.01(c), a Participant previously covered under the First Realty Plan shall vest in his Basic and Profit-Sharing Accounts according to the following schedule:


               Years of Service                 Vested Percentage
               ----------------                 -----------------

                 Less than 2                            0%
                      2                             33.33%
                      3                             66.67%
                  4 or more                           100%

  If a Participant terminates employment before becoming fully vested, the non-vested portion of his Account shall be forfeited at the time described in
Section 6.09. Forfeitures shall be used to reduce Employer contributions in the Plan Year in which they arise.

F.06 YEARS OF SERVICE. Periods of employment which constitute years of Service under the First Realty Plan shall be credited under this Plan. However, there shall be no duplicate Service for any single period of employment.

  For purposes of Section F.06, the following rules shall apply, notwithstanding anything in Article 9 or Article T to the contrary:

  (a) A Participant shall receive credit for a "Year of Service", if he earns 1,000 Hours of Service during a Vesting Computation Period. If the Participant fails to earn the requisite Hours of Service, he shall receive no service credit for employment during that Vesting Computation Period. "Vesting Computation Period", for this purpose, means the one-year period from July 1 to June 30.

  (b) If a Participant returns to the employ of an Employer (or an Affiliated Company) after a Break Period:

        (1) Years of Service earned prior to the break will be ignored, unless the Participant was vested in some portion of his Employer-derived Account; and

        (2) Years of Service earned after the break will be ignored for purposes of determining the vested portion of his pre-break, Employer-derived Account.

  "Break Period" means a period of five consecutive Vesting Computation Periods in each of which the Participant fails to earn more than 500 Hours of Service.

  (c) For purposes of determining when a Break Period begins, Hours of Service shall include hours a Participant would have earned if he had not been absent on account of a maternity or paternity leave described in Section T.13(d). The Hours of Service shall be credited to the Vesting

Computation Period in which the leave begins, if the Break Period would begin in that Plan Year. Otherwise, the Hours of Service shall be credited to the following Vesting Computation Period.

                      ALL*AMERUS SAVINGS & RETIREMENT PLAN

              APPENDIX G: EMPLOYEES OF FIRST EDINA MORTGAGE, L.L.C.

G.01 Any Participant who was an employee of First Edina Mortgage, L.L.C. (now known as Edina Realty Mortgage) prior to November 1, 1996, shall have his Years of Service determined pursuant to Section 7.3 of the Edina Financial Services, Inc. and Subsidiaries Retirement Plan and Trust in effect on November 1, 1996.

G.02 Compensation for any Participant who was an employee of First Edina Mortgage, L.L.C. prior to November 1, 1996, shall include his compensation in 1996 as defined in Section 2.1(10) of the Edina Financial Services, Inc. and Subsidiaries Retirement Plan and Trust in effect on November 1, 1996.

                      ALL*AMERUS SAVINGS & RETIREMENT PLAN

                  APPENDIX H:  EMPLOYEES OF AMERUS PROPERTIES
                           AND IOWA REALTY COMMERCIAL



H.01 BACKGROUND. Certain employees of AmerUs Properties and Iowa Realty Commercial, an AmerUs Company, who are Participants in the Plan shall become employees (the "Transferring Employees") of Welsh Companies ("Welsh"), and the account balances of the Transferring Employees shall be distributed to the Transferring Employee in accordance with such Employee's direction.

H.02  VESTING.  Notwithstanding anything contained to the contrary in paragraphs
(b) and (c) of Section 9.01 of the Plan, each Transferring Employees shall be fully vested in his Account balance effective on the date of such Employee's transfer of employment to Welsh.

                      ALL*AMERUS SAVINGS & RETIREMENT PLAN

              APPENDIX I: EMPLOYEES OF  EDINA REALTY HOME SERVICES



I.01 Notwithstanding anything contained to the contrary in Section 9.02 of the Plan, "Years of Service" for any Participant who was an employee of Edina Financial Services, Inc. d/b/a Edina Realty Home Services on or after November 1, 1996 shall include such Participant's Years of Service credited under the Edina Financial Services, Inc. and Subsidiaries Retirement Plan and Trust; provided that no period of Service shall be taken into account more than once.









                                       I-1